CONFIDENTIAL

OPTION AGREEMENT

THIS OPTION AGREEMENT made effective the 15th of October 2014 (hereinafter called the "Effective Date"), by and between THE UNIVERSITY OF MISSISSIPPI, NATIONAL CENTER FOR NATURAL PRODUCTS RESEARCH, with a principal address at University, Mississippi 38677 (hereinafter called "UM"), and NEMUS, a corporation organized and existing under the laws of California with a principal address 16133 Ventura Blvd., 7th Floor, Encino, CA 91436 ("NEMUS")

RECITALS

WHEREAS, UM and NEMUS executed three License Agreements, all with effective dates of September 29, 2014, in which NEMUS was granted royalty-bearing exclusive, worldwide licenses to develop and commercialize products that deliver amino acid ester prodrugs of delta-9-tetrahydrocannabinol via the oral cavity, the eye and rectally.

WHEREAS, NEMUS has interest in conducting due diligence on the development and commercialization of amino acid ester prodrugs of delta-9-tetrahydrocannabinol delivered by other routes of administration not covered by the License Agreements, including but not limited to intra-nasal and transdermal delivery systems.

WHEREAS, UM is willing to grant NEMUS an exclusive option to evaluate the commercial viability of other routes of administration of amino acid esters of delta-9-tetrahydrocannabinol;

NOW, THEREFORE, in consideration of the premises and the performance of the covenants herein contained it is agreed as follows:

I.  OBLIGATIONS AND REPRESENTATIONS OF UM

1.	UM hereby grants to NEMUS, on the terms and conditions herein set forth, a nonassignable, exclusive option expiring on March 31, 2014 (the "Option Period"), to exclusively license additional routes of administration of amino acid esters of delta-9-tetrahydrocannabinol. NEMUS agrees to pay a non-refundable upfront option fee of *** within thirty (30) days of the Effective Date of this Agreement. This option fee covers the entire Option Period. In exchange for this exclusive option, NEMUS agrees to provide UM with a copy of all research and development, manufacturing, and commercialization related information and data generated by NEMUS or otherwise obtained by NEMUS related to other routes of administration of amino acid esters of delta-9-tetrahydrocannabinol (collectively the "Studies") during the Option Period.

2.	UM represents to NEMUS that UM has the right to grant licenses to other routes of administration of amino acid esters of delta-9-tetrahydrocannabinol and the patent rights described in Appendix A are not subject to any lien, license, assignment, security interest, or other encumbrances with the exception of the three License Agreements executed between NEMUS and UM.

3.	During the term of this Agreement UM agrees to notify 3rd parties who express interest in licensing other routes of administration that the technology is under an exclusive option with another company.

*** Certain confidential information contained in this document, marked with three asterisks (***), has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

II.        OBLIGATIONS AND REPRESENTATIONS OF NEMUS

1.	NEMUS will exercise diligence during the term of this Agreement in evaluating its interest in other routes of administration.

2.	If NEMUS decides not to exercise the option, NEMUS agrees to provide UM within thirty (30) days after expiration or termination of this Agreement copies of all Studies as defined in Section I.1. NEMUS agrees and understands that UM shall own all right, title and interest in these Studies with no financial obligation to NEMUS.

III.        EXERCISE OF OPTION

The option herein granted shall be exercisable by NEMUS by providing written notice to UM at any time during the term of the Option Period.  If NEMUS fails to exercise the option, UM shall be free to license or option other routes of administration to any third party with no further obligations to NEMUS.

IV. LICENSE AGREEMENT

In the event NEMUS exercises its option hereunder, the parties will negotiate in good faith a License Agreement containing the usual and customary representations, warranties, covenants, and agreements using the License Agreements already executed by NEMUS and UM as a model agreement.

V. TERM AND TERMINATION

1.	This AGREEMENT will expire on March 31, 2015 and may be extended by mutual agreement of the parties in writing under the financial terms detailed in Section I.1.

2.	NEMUS may terminate this Agreement at any time by notifying UM in writing of its intent to terminate and the effective termination date. In such event, NEMUS will provide UM a copy of all Studies as defined in Section I.1 within thirty (30) days.

3.	Upon termination of this Agreement, the parties shall have no further rights or obligations except as expressly set forth herein.

CONFIDENTIAL

IN WITNESS WHEREOF, each of the parties hereto has caused this agreement to be duly executed by its legally authorized agent on the day and year indicated below.

THE UNIVERSITY OF MISSISSIPPI

By:	/s/ WALTER G. CHAMBLISS	10/15/14
Name:	Walter G. Chambliss, Ph.D	Date
Title:	Director of Technology Management
Office of Research and Sponsored Programs

Acknowledged:

By:	/s/ MAHMOUD A. ELSOHLY	10/20/14
Name:	Mahmoud A. ElSohly, Ph.D.	Date
Title:	Research Professor, National Center for Natural Products Research

NEMUS, a California Corporation

By:	/s/ ELIZABETH M. BERECZ	10/15/14
Name:	Elizabeth Berecz	Date
Title:	Chief Financial Officer

CONFIDENTIAL

APPENDIX A

PATENTS

UM 5050 Compositions Containing Delta-9-THC Amino Acid Esters and Process of Preparation
Issued:                            US Patent # 8,809,261

Pending:                        US CIP USSN 14/462,482
JP  2011 534860
JP DIV SN TBA
EP 09 824 226.6
AU 2009308665
CA 2,741,862
HK 11113006.2

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